UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2011
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 19, 2011, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (“Calumet Finance” and, together with the Partnership, the “Issuers”) closed their private placement of $200 million aggregate principal amount of a new series of 9 3/8% senior notes due May 1, 2019 (the “New 2019 Senior Notes”) at a discounted price of 93 percent of par, pursuant to the Purchase Agreement, dated September 8, 2011 (the “Purchase Agreement”), entered into by the Issuers, Calumet GP, LLC (the “General Partner”) and certain subsidiary guarantors named therein (the “Guarantors”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”). The New 2019 Senior Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act.
Indenture
     The New 2019 Senior Notes are governed by an Indenture, dated September 19, 2011 (the “Indenture”), entered into by the Issuers and the Guarantors with Wilmington Trust, National Association, as trustee (the “Trustee”). The New 2019 Senior Notes will mature on May 1, 2019. Interest on the New 2019 Senior Notes is payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2011. The New 2019 Senior Notes are guaranteed on a senior unsecured basis by all of the Partnership’s operating subsidiaries and certain of the Partnership’s future subsidiaries.
     Special Mandatory Redemption
     If the closing of the Partnership’s previously announced acquisition of the Superior, Wisconsin refinery and associated operating assets and inventories and related businesses from Murphy Oil Corporation (the “Superior Acquisition”) does not occur within 90 days of closing the private placement of the New 2019 Senior Notes, or if the asset purchase agreement regarding the Superior Acquisition is terminated at any time within such 90 days, then the escrowed funds will be applied to the mandatory redemption of the New 2019 Senior Notes at a price equal to either (i) 100% of the initial offering price of the New 2019 Senior Notes, if they are so mandatorily redeemed within 60 days of closing the private placement of the New 2019 Senior Notes, or (ii) 101% of the initial offering price of the New 2019 Senior Notes, if they are so mandatorily redeemed after such 60 days, in each case, plus accrued and unpaid interest to the redemption date.
     Optional Redemption
     At any time prior to May 1, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the New 2019 Senior Notes issued under the Indenture with the net proceeds of a public or private equity offering at a redemption price of 109.375% of the principal amount of the New 2019 Senior Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (1) at least 65% of the aggregate principal amount of New 2019 Senior Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 120 days of the date of the closing of such public or private equity offering.
     On and after May 1, 2015, the Issuers may on any one or more occasions redeem all or a part of the New 2019 Senior Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such New 2019 Senior Notes, if redeemed during the twelve-month period beginning on May 1 of the years indicated

below:

Year	Percentage
2015	104.688%
2016	102.344%
2017 and at any time thereafter	100.000%
     Prior to May 1, 2015, the Issuers may on any one or more occasions redeem all or part of the New 2019 Senior Notes at a redemption price equal to the sum of: (1) the principal amount thereof, plus (2) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus any accrued and unpaid interest to the applicable redemption date.
     Certain Covenants
     The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. However, at any time when the New 2019 Senior Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be suspended.
     Upon the occurrence of certain change of control events, as defined in the Indenture, each holder of the New 2019 Senior Notes will have the right to require that the Issuers repurchase all or a portion of such holder’s New 2019 Senior Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest to the date of repurchase.
Registration Rights Agreement
     In connection with the private placement of the New 2019 Senior Notes, on September 19, 2011, the Issuers and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers obligating the Issuers to use reasonable best efforts to file an exchange registration statement with the Securities and Exchange Commission (the “Commission”) so that holders of the New 2019 Senior Notes can offer to exchange the New 2019 Senior Notes issued in the New 2019 Senior Notes offering for registered notes having substantially the same terms as the New 2019 Senior Notes and evidencing the same indebtedness as the New 2019 Senior Notes. The Issuers and the Guarantors must use reasonable best efforts to cause the exchange offer registration statement to become effective and remain effective until 180 days after the closing of the exchange. Additionally, the Issuers and the Guarantors have agreed to commence the exchange offer promptly after the exchange offer registration statement is declared effective by the Commission and use reasonable best efforts to complete the exchange offer not later than 60 days after such effective date. Under certain circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors must use reasonable best efforts to file a shelf registration statement for the resale of the New 2019 Senior Notes. If the Issuers fail to satisfy these obligations on a timely basis, the annual interest borne by the New 2019 Senior Notes will be increased by up to 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

     The foregoing descriptions of the Indenture, the New 2019 Senior Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (including the form of New 2019 Senior Notes attached as an exhibit thereto) and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference, and of the Purchase Agreement, a copy of which was filed as Exhibit 1.2 to the Partnership’s Current Report on Form 8-K on September 13, 2011, and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
4.1	Indenture, dated September 19, 2011, by and among the Issuers, the Guarantors and the Trustee, governing the New 2019 Senior Notes.

4.2	Registration Rights Agreement, dated September 19, 2011, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the New 2019 Senior Notes.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.
	By:	CALUMET GP, LLC, its general partner

Date: September 21, 2011	By:	/s/ R. Patrick Murray, II
		Name:	R. Patrick Murray, II
		Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
4.1	Indenture, dated September 19, 2011, by and among the Issuers, the Guarantors and the Trustee, governing the New 2019 Senior Notes.

4.2	Registration Rights Agreement, dated September 19, 2011, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the New 2019 Senior Notes.